UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2018.

YULONG ECO-MATERIALS LIMITED

(Exact Name of Registrant as Specified in Charter)

Wyoming	001-37459	84-2203265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

387 Park Avenue South, 5/fl, New York City, 10016

(Address of Principal Executive Offices) (Zip Code)

646-952-88361

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Item 8.01: Other Events

On April 12, 2019, the Yulong Eco-Materials Limited (the “Company) filed Articles of Continuance with the Wyoming Secretary of State in order to change the Company’s jurisdiction from Cayman Islands to the State of Wyoming. Upon completion, the Company would cease to be a foreign issuer and would become a domestic issuer in the United States.

Effective May 7, 2019, Yulong Eco-Materials Limited received written notification from the Wyoming Secretary of State that the Articles of Continuation had been accepted by the State of Wyoming and filed accordingly.

The completion of the filing with the Wyoming Secretary of State formally establishes the domestic, United States Jurisdiction of the Company.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Articles of Continuance from Wyoming Secretary of State dated May 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reposrt to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 25, 2019

Yulong Eco-Materials Limited

/s/ Daniel Mckinney
Daniel Mckinney
President, Chief Executive Officer

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